Exhibit 4.3

016570| 003590|127C|RESTRICTED||4|057-423 COMMON STOCK NO PAR VALUE COMMON STOCK THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY Certificate Number ZQ 000000 CTI BIOPHARMA CORP. INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE CUSIP 12648L 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS Shares * * 000000 * * * * * * * * * 000000 * * * * * * * * * 000000 * * * * * * * * * 000000* * * * * * * * * 000000* * is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO*** FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF CTI BIOPHARMA CORP. (hereinafter called the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation. President and Chief Executive Officer Executive Vice President, Finance and Administration CTI BioPharma Corp. CORPORATE 1991 SEAL WASHINGTON DATED <<Month Day, Year>> COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR, By AUTHORIZED SIGNATURE SECURITY INSTRUCTIONS ON REVERSE CTI BioPharma Corp. PO BOX 43004, Providence, RI 02940-3004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 CUSIP Holder ID Insurance Value Number of Shares DTC Certificate Numbers 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/ 1234567890 1234567890/1234567890 Total Transaction 12648L 10 6 XXXXXXXXXX 1,000,000.00 123456 12345678 123456789012345 Num/No. Denom. Total 123456 123456 1234567 1234567

CTI BIOPHARMA CORP.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between CTI BioPharma Corp. and Computershare Trust Company, N.A. (or any successor thereto), as Rights Agent, dated as of December 28, 2009, as amended heretofore and as may be further amended, restated, renewed, supplemented or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of CTI BioPharma Corp. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. CTI BioPharma Corp. may redeem the Rights at a redemption price of $0.0001 per Right, subject to adjustment, under the terms of the Rights Agreement. CTI BioPharma Corp. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as they are held by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-		Custodian
				(Cust)		(Minor)
TEN ENT	-	as tenants by the entireties		under Uniform Gifts to Minors Act
(State)
JT TEN	-	as joint tenants with right of survivorship	UNIF TRF MIN ACT-		Custodian (until age		)
		and not as tenants in common		(Cust)
under Uniform Transfers to Minors Act
				(Minor)		(State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	20

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:
Signature:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.